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                                                                   EXHIBIT 10.62

                         [BANK OF NEW YORK LETTERHEAD]

December 27, 1996

Mr. Kang Ho, Lee
General Manager
International Finance Dept.
Hyundai Electronics Industries Co., Ltd.
12th Fl., Hyundai Bldg.
140-2, Kye-dong, Chongro-ku
Seoul, Korea

Dear Mr. Lee,

                        RE: US$20,000,000 OFFSHORE LOAN

Further to our recent discussions, we take a pleasure to outline our proposal to grant a US$20,000,000 offshore loan under the following terms and conditions:

1.    Lender:             The Bank of New York, Seoul Branch (offshore loan
                          booking)

2.    Borrower:           Maxtor Corporation, U.S.A.

3.    Amount:             Up to US$20,000,000

4.    Purpose:            To accommodate Maxtor Corp's financing needs.

5.    Interest Rate:      0.6% p.a. over 3-month LIBOR, payable in arrears.

6.    Loan Period:        90 days

7.    Maturity:           On the 90th day after drawdown date, the principal
                          and interest thereto should be paid by Maxtor Corp.

8.    Guaranty/           1)  Unconditional payment guarantee of Hyundai
      Security Support:       Electronics Industries Co., Ltd. Seoul, Korea
                          2)  A bank clearable blank p-note issued by Hyundai
                              Electronics Industries Co., Ltd.
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9.   Other Remarks: Other terms and conditions not mentioned above will be in line with the prevailing market practice.

Kindly evidence your acceptance of the offer by signing and returning the enclosed duplicate copy of this letter to the attention of the undersigned no later than closing of December 27, 1996.

Sincerely yours,

/s/ K.B. KIM
--------------------------------
K.B. Kim
Vice President


Accepted by


/s/ KANG HO, LEE
--------------------------------
Kang Ho, Lee
General Manager
International Finance Dept.
Hyundai Electronics Industries Co., Ltd.




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                                 DRAWING NOTICE



To:  The Bank of New York, Seoul Branch


                                                               December 27, 1996


Loan Agreement dated December 27, 1996

We refer to the Facility constituted by a loan agreement dated December 27, 1996 (the "Loan Agreement") between (1) ourselves and (2) yourselves. Terms defined in the Loan Agreement have the same meaning herein.


We hereby:

          (a) give you notice that we wish to make the Drawing of US$20,000,000.00 on December 30, 1996.

          (b) request that the Drawing be remitted to account No. 14840-04218 (Swift Code: BOFAUS6S ABA No.: 121000358) in the name of Maxtor Corporation with Bank of America, 1850 Gateway Blvd. Concord, CA 94530, U.S.A. with the same value on December 30, 1996.

          (c) confirm that as of the date of this notice no Event of Default, and no event which with the giving of notice or the passing of the time, or both, would constitute an Event of Default, has occurred, that the representations and warranties contained in the Loan Agreement remain true and correct as of the date of this notice, and that all applicable conditions precedent specified in the Loan Agreement have been satisfied.



Maxtor Corporation





By  /s/ KANG HO LEE
  -----------------------
  Name:   Kang Ho Lee
  Title:  General Manager